As filed with the Securities and Exchange Commission on April 14, 2010
 File No. xxx-xxxxxx

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPECIALTY CONTRACTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5039	27-1897718
(State or jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.)	I.R.S. Employer Identification No.

1541 E I-30, Rockwall, Texas 75087     (469) 766-7629
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

1541 E I-30, Rockwall, Texas 75087     (469) 766-7629
 (Address of principal place of business or intended principal place of business)

Charles Bartlett
1541 E Interstate 30, Rockwall, Texas 75087   (469) 766-7629
 (Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Bradley D. Harrison
Law Office of Bradley D. Harrison
8318 trail Lake Dr.
Rowlett, Texas 75088
(972) 412-5041 Tel
(214) 607-1729 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|
 _______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share(1)	Minimum/Maximum Proposed Aggregate Offering(1)	Amount of Registration Fee
Common stock, $0.001 par value Minimum Maximum	90,000 750,000	$0.75 $0.75	$ 67,500 $562,500	$ 10 $ 64
Total maximum	750,000	$0.75	$562,500	$ 64

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

  Initial public offering prospectus

Specialty Contractors, Inc.

Minimum of 90,000 shares of common stock, and a
Maximum of 750,000 shares of common stock
$0.75 per share

We are making a best efforts offering to sell common stock in our company. The common stock will be sold by our sole officer and director, Charles Bartlett after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $67,500 and a maximum of $562,500. The money we raise in this offering before the minimum amount, $67,500, is sold will be held uncashed, in a company safe, where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The offering will end on September 28, 2010 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers. After the offering, our sole officer and director, Charles Bartlett will continue to own sufficient shares to control the company.

The Offering:
	90,000 shares		750,000 shares
	Minimum offering		Maximum offering
	Per Share	Amount	Per Share	Amount

Public Offering Price	$0.75	$67,5000	$0.75	$562,500

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.08 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.04 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter bulletin Board or on an exchange as soon as practicable after our offering. We will close our offering on September 28, 2010. However, it is possible that we do not get trading on the over-the-counter bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board.
____________________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated __________________________

PROSPECTUS SUMMARY
OUR COMPANY

We were formed as a corporation on November 18, 2009 in Nevada to perform specialty contracting services, specifically concentrating on outside construction and design relating to custom stone, brick, and wood structures such as outdoor kitchens, grills, retaining walls, and garden structures. In addition, the Company supplies outdoor appliances through various appliance manufacturers.

THE OFFERING

Our officers and directors will be selling the offering.
	Minimum	Midpoint	Maximum
Common shares offered	90,000	333,333	750,000
Common shares outstanding before this offering	6,400,000	6,400,000	6,400,000
Total shares outstanding after this offering	6,490,000	6,733,333	7,150,000

Officers, directors and their affiliates will not be able to purchase shares in this offering.

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

Balance Sheet	AUDITED Dec 31, 2009
Working Capital	$35,482
Total Assets	$49,925
Total Liabilities	$18,950
Stockholder’s Equity	$30,975

Statement of Operations	AUDITED Dec 31, 2009
Revenue	$66,219
Cost of sales	$54,440
General and administrative	$26,771
Other income (expense)	$(33)
Net loss	$(15,025)
Loss per share: Basic & diluted	$(0.00)
No. Shares outstanding	6,344,444

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

We have a limited operating history, with cumulative losses since inception, which, if losses continue, could cause us to run out of money and close our business.

We have an accumulated deficit from operations. There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our accumulated deficit through December 31, 2009 was $15,025. We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

We rely on our sole officer for decisions and he may make decisions that are not in the best interest of all stockholders.

We rely on our sole officer, Charles Bartlett, to direct the affairs of the company and rely upon him to competently operate the business. We do not have key man insurance on him and have no employment agreements with him. Should something happen to him, this reliance on one person could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

Our sole officer will retain control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our officer, Charles Bartlett, will, in the aggregate, beneficially own approximately 93.75% (or 83.92% if maximum is sold) of the outstanding common stock. As a result, our two officers will have the ability to control all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all of our assets. They will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

The nature of our business is dependent on a number of factors

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to: a significant downturn in the construction and remodeling industry, fluctuating customer demand, delay or timing of raw materials, variations in selling product mix and price competition.  The failure of achieving quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

Although we believe the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of December 31, 2009, our cash balance was $0. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board. In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we will be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worth less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 90,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.01 per share and an immediate dilution to the new shareholders of $0.74 per common share; (b) if the midpoint of 333,333 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.04 per share and an immediate dilution to the new shareholders of $0.71 per common share. and (c) if the maximum of 750,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.08 per share and an immediate dilution to the new shareholders of $0.67 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investors subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $0.75 was determined arbitrarily by our President.  Your investment may not be worth as much as the offering price because of the method of its determination.

The President arbitrarily determined the price for the offering of $0.75 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

Our audit report from our auditors discloses in Note 9 to the financial statements that there is substantial doubt as to our ability to continue as a going concern, which, if true, could result in your investment becoming worth significantly less than the offering price, or possibly even causing it to become worthless.

Note 9 to our financial statements discuss a substantial doubt that we can continue as a going concern. If we are unable to continue as a going concern, we will have to close our doors or recapitalize, both of which would cause a loss of value, either through dilution or becoming worthless.

FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of December 31, 2009 was $30,975 or $0.00 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.75 per share, after deducting estimated offering expenses), our projected book value as of December 31, 2009 would be:
$74,252 or $0.01 per share, if the minimum is sold, $299,252 or $0.04 per share, if the midpoint amount is sold, and $552,252 or $0.08 per share, if the maximum is sold.

This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

•
if the minimum of 90,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.01 per share and an immediate dilution to the new shareholders of $0.74 per common share.

•
if the midpoint amount of 333,333 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.04 per share and an immediate dilution to the new shareholders of $0.71 per common share.

•
if the maximum of 750,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.08 per share and an immediate dilution to the new shareholders of $0.67 per common share.

The following table illustrates this per share dilution:

	Minimum	Midpoint	Maximum
Assumed initial public offering price	$0.75	$0.75	$0.75
Book value as of December 31, 2009	$0.00	$0.00	$0.00
Projected book value after this offering	$0.01	$0.00	$0.08

Increase attributable to new stockholders:	$0.01	$0.04	$0.08

Projected book value as of
December 31, 2009 after this offering	$0.01	$0.04	$0.08
Decrease to new stockholders	$(0.74)	$(0.71)	$(0.67)
Percentage dilution to new stockholders	99%	95%	89%

The following table summarizes and shows on a projected basis as of December 31, 2009, the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering	Number of shares owned	Percent of shares owned	Amount paid	Average price per share
Current investors	6,400,000	98.61	$46,000	$0.01
New investors	90,000	1.39	$67,500	$0.75
Total	6,490,000	100.00	$113,500

Midpoint offering
Current investors	6,400,000	95.05	$46,000	$0.01
New investors	333,333	4.95	$250,000	$0.75
Total	6,733,333	100.00	$296,000

Maximum offering
Current investors	6,400,000	89.51	$46,000	$0.01
New investors	750,000	10.49	$562,500	$0.75
Total	7,150,000	100.00	$608,500

PLAN OF DISTRIBUTION

The common stock is being sold on our behalf by our sole officer and director, who will receive no commission on such sales. All sales will be made by personal contact by our sole officer and director, Charles Bartlett. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by him, or introduced or referred to him. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finder’s fees.

The officer will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. The officer qualifies under this safe harbor because they (a) are not subject to a statutory disqualification, (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) are not an associated person of a broker dealer, and have not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and they have not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

Additionally, he will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment.  Officers, directors and affiliates may purchase shares in this offering, but only up to five percent of the total amount sold.

The money we raise in this offering before the minimum amount is sold will be held uncashed, in a company safe where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on September 28, 2010 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded by the end of the next business day to those who subscribed for our shares, without interest. The offering will close on September 28, 2010, if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $0.75 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by September 28, 2010, the subscription agreement will be terminated and any funds received will be promptly returned to the investors. Changes in the material terms of this offering and the effective date of this registration statement will terminate the original offer and subscribers would then be entitled to a refund. Material changes include a) extension of the offering period beyond September 28, 2010, b) a change in the offering price, c) a change in the minimum purchase required by investors, d) a change in the amount of proceeds necessary to release proceeds to the company, and e) a change in the application of proceeds from the offering.

Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company within 30 days of the minimum subscription amount being raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

USE OF PROCEEDS

The total cost of the minimum offering is estimated to be $16,769, or $33,769 if the maximum is sold consisting primarily of legal, accounting and blue sky fees (the fees charged by regulatory agencies or states with regard to this offering).

The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$67,500 Minimum	$250,000 Mid-Level	$562,500 Maximum
Legal, Accounting & Printing Expenses	$6,500	$12,000	$23,000
Other Offering Expenses	10,269	10,769	10,769
Net Proceeds to Company	50,731	227,231	528,731
TOTAL	$67,500	$250,000	$562,500

The following describe each of the expense categories:
•
Legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings.  Also, as more shares are sold, our printing expenses will increase.

•
Other offering expenses include SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.  The blue sky fees are fees charged by the States to pay for registering in various states, which vary by state, as well as additional legal fees.

The following table sets forth how we anticipate using the net proceeds to the company:

	$67,500 Minimum	$250,000 Mid-Level	$562,500 Maximum
Marketing/Promotion	$5,000	$15,500	$65,000
Equipment purchases	12,000	75,000	100,000
Software/website development	9,000	35,000	75,000
Salaries, commissions	15,000	75,000	165,000
General corporate overhead (1)	9,731	27,231	123,731
Proceeds to company	$50,731	$227,231	$528,731

(1) General Corporate overhead includes office rent, office supplies, utilities, taxes, and any other expense incurred in the normal course of business.

We do not plan to use any of the proceeds to pay off debts owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the company.  For a more detailed discussion of the use of proceeds, reader is referred to the Management’s Discussion and Plan of Operation section of this offering.

The proceeds from this offering will enable the Company to further develop its web-based business model which in turn provides access to markets that are currently unreachable.  We plan to expand our web-based business through integrated marketing campaigns which include: advertising, buying targeted lists and utilizing banner advertising on partner web-sites.

Advertising: We plan to utilize both traditional advertising mediums (newspaper, industry magazines, etc.) and the internet (web-site banners).

DESCRIPTION OF BUSINESS

Specialty Contractors, Inc. ( the “Company” or “Specialty”) was formed in 2009 and incorporated under the laws of the State of Nevada. The Company performs specialty contracting services, specifically concentrating on outside construction and design relating to stone, brick, and wood structures such as outdoor kitchens, grills, retaining walls, and garden structures. In general, they are referred to as specialty stone structures or creations. In addition, the Company supplies outdoor appliances through various appliance manufacturers, geared particularly to its stone creations such as indoor or outdoor kitchens.

We perform specialty contracting work that includes mailboxes, outdoor kitchens, outdoor grills, retaining walls, garden structures, and home remodeling. We use all types of materials such as stone, brick, and wood. Our designs can be custom tailored to the client’s preferences or selected from an inventory of pre-fabricated designs. As part of this offering, we will further develop our design inventory and develop a website highlighting our product offerings, although we have completed our website at this time. We plan to market the smaller items for order through our website such as prefabricated mailboxes and outdoor grills that have the look of stone, but are light enough to ship because of the materials we use.

At present, our market territory is primarily local, soliciting business through word-of-mouth and advertising in the phone book and through print advertising. We continue to develop our local market. The Company plans to develop a web site that will allow it to present the many designs and product offerings available nationwide. A portion of the proceeds of this offering will be used for web site design and development. The company believes a web site featuring Company products will provide access to a national marketplace.

We are a development stage company as defined by the ASC topic 810-10-20 and as such do not have a developed distribution process. As stated previously, our marketing efforts have been primarily local through print advertising and word-of-mouth. This has provided for local contract work which doesn’t require a sophisticated delivery system. As we build out our web site, we will simultaneously develop a more sophisticated distribution process through direct shipment, design plan templates, and technical assistance. However, the money raised in this offering will be used to develop a product based web site as well as purchase industry best-in-class internet software to facilitate the build-out of our internet marketing, ordering, and delivery.

As previously mentioned, we are currently local in scope. However, through the leveraging of technology, specifically the internet and electronic communications, the main thrust of our business platform is to expand nationally through strategic alliances with other locally based contractors. The local contractors will perform the build out work following specific design and build blueprints unique to the company. Oversight of the work will be performed by the local contractor foreman with digital imagery of the work site electronically communicated to us for review and comment. Our business model will encompass the following primary construction platforms:

Outdoor Kitchen Design and Build:
Outdoor kitchens have become very popular, often including items that previously were considered in-home appliances. Large, stone or brick patio areas include accessories such as large open pit or traditional oven assemblies, outdoor refrigerators, cabinets, and seating areas. Design of these entertainment areas are essential for enhancing functionality and enjoyment of gatherings. Aesthetics are of key importance. As a package, we are able to design a layout based on customer need, preference, and purpose and then contract to have the plans built to order.

Outdoor Grill Patios and Accessories:
As with the outdoor kitchen concept, grills are becoming focus points for outdoor activities. Our ability to design and build around a grill based activity pattern is one of our primary strengths. To complement our design and build concept, we also assist the client in purchasing the grill of their choice from a grill manufacturer.

Retaining Walls:
Retaining walls are built to restrain or to aesthetically enhance a garden. As such, walls can be comprised of brick, stone, masonry, or wood. Retaining walls are integral to a gardens overall ambiance. We offer not only electronic imagery in the design phase, but also work with the client on personal preference and desired aesthetics.

Garden Structures:
Garden structures include gazebos, decks, patios, arbors, and trellises. We have numerous styles which can be further custom modified to suit any client’s preference. These are sold in kits and can be shipped anywhere in the continental United States and Canada.

Typically, we have a backlog of twenty to thirty thousand dollars in orders for our products and services.

MARKETING ACTIVITIES

Marketing activities have been restricted by cash flow and as such have been limited to word of mouth and print advertising. Going forward, through the proceeds of this offering, the company intends to increase marketing activities through printed circulars, newspapers, trade magazines and internet advertising.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

The Company performed work for the following customers that accounted for more than 10% of its revenues:

	$Revenue	Percent of revenue
Customer A	$22,419	34%
Customer B	$43,800	66%

GOVERNMENT REGULATION

The Company’s business and products are not subject to material regulation. The Company’s operations are not dependent on patents, copyrights, trade secrets, know-how or other proprietary information. We do not anticipate doing so in the future. We are not under any confidentiality agreements or covenants. At the present time there are no federal government regulations that are in effect that would impact our business operations.

OUR QUALIFICATIONS

Our qualifications are our reputation and experience in the specialty construction industry.

INDUSTRY AND COMPETITORS

The specialty construction industry is served by numerous local and regional independent contractors.  Historically, customers primarily contracted directly with local design and build contractors. With the broad reach of the internet, contractors have been able to offer designs and purchasing power to most any market in the United States. These contractors can then sell a design format along with specific outdoor equipment and then contract with a locally based contractor for the installation phase.

Numerous outdoor kitchen design and installation companies as well as home remodelers specializing in outdoor and indoor remodeling projects have leveraged the internet to display, market and push their products and specialties into the general public. As such, the marketplace is fragmented and marketing by word of mouth, unique designs, and state of the art equipment are ever increasingly important to a discerning consumer public. It is these aspects, namely quality, conversion of customer preferences and ideas into practical usage packages, and expert installation that gives Specialty a competitive advantage.

Because we do not have field sales people knocking on high-volume prospects’ doors, we don’t really compete on a head to head basis. Our competitive position is based on servicing the customer’s needs:
•	Design and product offering
•	High quality
•	Speedy delivery and installation

Prospects find us from referrals or through print advertising and our method of competition is:
•	Provide price quotes and design discussion upon visiting and inspection of the property
•	Share design and equipment ideas/examples in person when visiting
•	Few competitors have as complete an inventory of designs and pre-fabricated kits as we do, giving us a competitive edge

Due to our growth we have not experienced any significant seasonality.  There is some seasonality in the construction market (usually slower during the winter and rainy months) as most of our product offerings are for outdoors improvements and beautification.

SOURCES AND AVAILABILITY OF RAW MATERIAL

Our raw materials are purchased from local market wholesalers of stone, brick, and lumber. Equipment installations are considered finished goods products and are ordered on a drop ship basis to the job site.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of nor do we anticipate any environmental laws with which we will have to comply.

NUMBER OF EMPLOYEES

The Company presently has one employee, Charles Bartlett, President and CEO. All other workers are subcontractors hired on a job by job basis.

MERGERS & ACQUISITIONS

The Company has not made nor is it subject to a merger or acquisition.

FURUTRE INDEBTEDNESS & FINANCING

The Company does not anticipate having cash flow or liquidity problems within the next 12 months. The Company is not in violation of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments.

We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

PUBLIC INFORMATION

We do not have any information that has been made public or that will require an investment or material asset of ours.

Additional information:
We have made no public announcements to date and have no additional or new products or services. In addition, we don’t intend to spend funds in the field of research and development; no money has been spent or is contemplated to be spent on customer sponsored research activities relating to the development of new products, services or techniques; and we don’t anticipate spending funds on improvement of existing products, services or techniques.

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATIONS

As of December 31, 2009 our cash balance was $0.

Revenues for the period from November 18, 2009 (date of inception) to December 31, 2009 were $66,219. Cost of sales for the period from November 18, 2009 (date of inception) to December 31, 2009 were $54,440. Operating expenses for the period from November 18, 2009 (date of inception) to December 31, 2009 were $26,771.  We had interest expense for the same period of $33. Our net loss was $15,025 for the period from November 18, 2009 (date of inception) to December 31, 2009.

The plan of operations for the 12 months following the commencement of this offering will include our plan for growth. The Company plans to implement this growth plan by purchasing some equipment and developing our website to reach markets outside of our immediate geographical area. If the maximum amount is raised, we expect to spend $100,000 on equipment and $140,000 on marketing and developing our website.

Augmenting our growth will be the addition of salesmen.  The company has budgeted $165,000 for salaries and commissions if the maximum amount is raised in this offering.

Marketing and advertising costs will be determined by the amount raised in the initial offering.  If the maximum amount of $562,500 is raised, these costs are projected to total $65,000 in the first 12 months of operation. If the minimum amount is raised in this offering, in the first 12 months of operation, $5,000 is budgeted to be spent on advertising.

We focus on evaluating our financial condition and operating performance based on gross margin and cash flow. Gross margin management includes the management of our cost of sales, more specifically, labor and materials. Regarding material trends (raw materials), uncertainties or events that may reasonably occur affecting financial conditions or revenues include procurement and quality of product.

Cash flows used in operations for the period from November 18, 2009 (date of inception) to December 31, 2009 was $34,361 due to the increase in accounts receivable of $42,732.  We expect continued growth in 2010, due to our continuing sales backlog, which at this time is estimated to be $40,000.

We expect earnings to grow as the costs associated with starting the business have been absorbed and as inefficiencies with training crews are now no longer an issue.

We are not aware of any economic or industry factors relevant to company. We see material opportunities, challenges, and risks in the short and long term. These include the combination of film thickness, film color and adhesive coating is an additional product line, appealing to a broader base of prospects, as well as increased sales opportunities to existing customers. Specialty Contractors evaluates potential demand for additional film types and adds them to inventory when there is sufficient demand. While this boosts sales revenue and is profitable over a period of time, this growth in product inventory is a challenge to both cash flow and to warehouse space. Specialty Contractors is actively prospecting for a larger warehouse and operating facility, as well as additional operating capital.

We will not use the proceeds of the offering to pay down debt.

We have not entered into any off-balance sheet arrangements that currently have or would have a future effect on our financial condition. Additionally, there are no significant critical accounting estimates or assumptions.

Generating Sufficient Revenue:
Since inception, we have generated revenue through advertising, referrals, and word of mouth.  Over the next twelve months we plan to develop our web-based marketing and additional targeted print advertising. The web-based advertising will expose the Company to a different set of demographics and geographies.

Financing Needs:
Our cash flows since inception have not been adequate to support on-going operations.  As noted above, the Company's financing needs for the next twelve months can and will be met even if the minimum offering amount is raised.  We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

DESCRIPTION OF PROPERTY

Our corporate facilities are in a 1,500 s.f. facility of which approximately half is warehouse space. It is leased on a month to month basis for $500 per month which we start paying rent in April 2010.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The directors and officers of the company, their ages and principal positions are as follows:

Charles Bartlett	35	Director, President; Secretary and Treasurer

Background of Directors and Executive Officers:

Charles Bartlett, age 35:
Education: Mr. Bartlett attended Black Hills State University in Spearfish, South Dakota studying Business Administration & Political Science from 1994 to1998 and transferred to Northeast Texas Community College Mount Pleasant, Texas where he graduated with an Associate of Science Degree with Honors in 2001. During that time, he also attended Dallas Institute of Funeral Service in Dallas, Texas where he earned an Associate of Applied Science Degree, attending from 1998 to 2000, and graduated in 2000.
Past Professional Experience: Mr. Bartlett was the Owner/Manager of Royal Valley Funeral Home in Quitman, Texas from 2001 – 2009. Prior to that he was a funeral director at Lakeview Funeral Home in Longview, Texas and before that held other positions of managing and owning businesses. Mr. Bartlett is a business executive and licensed funeral director having gained a vast knowledge of customer service and management experience in a variety of business environments.  He has excellent interpersonal and communication skills with a capacity to handle large projects and influential clients.
Professional Affiliations & Volunteer Work
Elected as Director of the Greater Quitman Chamber of Commerce 2007-2009
Elected as International Service Director for Rotary Club 2007-2009
East Texas Antique Tractor Association member-scholarship fundraising
Quitman High School Booster Club
Friends of the Theatre
Job Shadow Sponsor
Eastern Star
Ski & Snow Board Club
United States Postal Advisory Committee
Candidate for Hughes County Coroner
Masonic Lodge
1987-1991 South Dakota Governor Campaign
1991-1997 United States Senate Campaign
1996 United States Presidential Campaign

REMUNERATION OF DIRECTORS AND OFFICERS

Our officer and sole director received the following compensation for the year of 2009. There are  no employment contracts with the company.

Name of Person Receiving compensation	Capacity in which he served to receive remuneration	Aggregate remuneration

Charles Bartlett	President, Secretary and Treasurer	2009	-	$5,432

We have no plans to pay remuneration to any other officer in or associated with our company. When we have funds and/or revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In November 2009, we issued 6,000,000 shares of common stock to our president in consideration for services valued at $6,000.

As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:
*           a director or officer of the issuer;
*           any principal security holder;
*           any promoter of the issuer;
*           any relative or spouse, or relative of such spouse, of the above referenced persons.

PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the company:

Title / relationship to Issuer	Name of Owner	Amount Owned Before the offering	Percent	Amount Owned After the offering	Percent

President, Secretary	Charles Bartlett	6,000,000	93.75%
and Director	Minimum			6,000,000	92.45%
	Maximum			6,000,000	83.92%

No options, warrants or rights have been issued by the Company.

SIGNIFICANT PARTIES

The following table lists the relationship of the significant parties to the issuer:

Relationship to Issuer	Name and business address	Residential address

Officer and Director	Charles Bartlett 1541 E I-30 #140 Rockwall, Texas 75087	Charles Bartlett 9611 Custer Road #1732 Plano, Texas 75025

Record owners of 5% (or more) owner of equity securities	Charles Bartlett 1541 E I-30 #140 Rockwall, Texas 75087	Charles Bartlett 9611 Custer Road Plano, Texas 75025

SECURITIES BEING OFFERED

We are offering for sale common stock in our company at a price of $0.75 per share. We are offering a minimum of 90,000 shares and a maximum of 750,000 shares. The authorized capital in our company consists of 50,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value.  As of December 31, 2009, we had 6,400,000 shares of common stock issued and outstanding and no preferred stock outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained LBB & Associates Ltd., LLP as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

LEGAL MATTERS

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is Bradley D. Harrison, Law Office of Bradley D. Harrison, 8318 Trail Lake Drive, Rowlett, Texas 75088.

EXPERTS

The consolidated financial statements as of December 31, 2009, and for the period from November 18, 2009 (date of inception) to December 31, 2009 of the company included in this prospectus have been audited by LBB & Associates, Ltd., LLP,  our independent registered public accounting firm, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2009. Our capitalization is presented on an actual basis, and
•	a pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (90,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to net proceeds from the sale of the midpoint number of shares (562,500) we plan to sell in this offering; and
•	a pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (750,000) we plan to sell in this offering.

(In $US except for share data)	Actual Audited Dec 31, 2009	After Minimum Offering	After Midpoint Offering	After Maximum Offering
Stockholder’s equity Common Stock, $0.001 par value; 50,000,000,shares authorized:	6,400	6,490	6,733	7,150
Additional paid-in-capital	39,600	107,010	289,267	601,350
Accumulated deficit	(15,025)	(15,025)	(15,025)	(15,025)
Total stockholder’s equity	30,975	98,475	280,975	593,475
Total capitalization	30,975	98,475	280,975	593,475
Number of shares outstanding	6,400,000	6,490,000	6,733,333	7,150,000

The Company has only one class of stock outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2632 Coachlight Court, Plano, Texas 75093.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Specialty Contractors, Inc.
Rockwall, Texas

We have audited the accompanying consolidated balance sheet of Specialty Contractors, Inc. (the “Company”) as of December 31, 2009, and the related consolidated statement of operations, stockholders' equity, and cash flows for the period from November 18, 2009 (inception) through December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Specialty Contractors, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from November 18, 2009 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the consolidated financial statements, the Company's losses from operations, and its need for additional financing in order to fund its projected loss in 2010 raise substantial doubt about its ability to continue as a going concern. The 2009 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
April 6, 2010

SPECIALTY CONTRACTORS, INC.
Consolidated Balance Sheet
December 31, 2009

ASSETS	2009
Current Assets
Accounts receivable, net	$42,732
Total Current Assets	42,732

Property and Equipment
Property and equipment, net	7,193
Total Fixed Assets	7,193

TOTAL ASSETS	$49,925

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Billings in excess of costs	$5,745
Accounts payable and accrued expenses	1,505
Total Current Liabilities	7,250

Long Term Liabilities
Line of Credit	11,700
Total Long Term Liabilities	11,700
TOTAL LIABILITIES	18,950

Commitments
Stockholders' Equity
Preferred Stock, $.001 par value, 20,000,000 shares authorized,
-0- shares issued and outstanding	-
Common Stock, $.001 par value, 50,000,000 shares authorized,
6,400,000 shares issued and outstanding	6,400
Additional Paid-In Capital	39,600
Accumulated Deficit	(15,025)
Total Stockholders' Equity	30,975

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,925

The accompanying notes are an integral part of these consolidated financial statements.

SPECIALTY CONTRACTORS, INC. Consolidated Statement of Operations For the Period from Inception (November 18, 2009) to December 31, 2009

2009

REVENUES	$66,219
COST OF SALES	54,440
GROSS PROFIT	11,779

OPERATING EXPENSES
Professional fees	10,000
General & Administrative:	16,771
TOTAL OPERATING EXPENSES	26,771
NET OPERATING LOSS	(14,992)

OTHER EXPENSE
Interest expense	(33)
TOTAL OTHER EXPENSE	(33)

NET LOSS	$(15,025)

EARNINGS PER SHARE
Weighted Average of Outstanding Shares	6,344,444
Loss for Common Stockholders	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

SPECIALTY CONTRACTORS, INC. Consolidated Statement of Cash Flows For the Period from Inception (November 18, 2009) to December 31, 2009

2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(15,025)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	146
Stock based compensation	16,000
Changes in assets and liabilities:
Increase in accounts receivable	(42,732)
Increase in Billings in excess of costs	5,745
Increase in accounts payable and accrued expenses	1,505
Net Cash Used in Operating Activities	(34,361)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(7,339)
Net Cash Used in Investing Activities	(7,339)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	11,700
Proceeds from sale of stock	30,000
Net Cash Provided by Financing Activities	41,700

NET CHANGE IN CASH AND CASH EQUIVALENTS	-
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	-

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$-

SUPPLEMENTAL DISCLOSURES
Interest Paid	$-

The accompanying notes are an integral part of these consolidated financial statements.

SPECIALTY CONTRACTORS, INC.
Consolidated Statement of Stockholders' Equity
For the Period from Inception (November 18, 2009) to December 31, 2009

	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Balance, November 18, 2009	-	$-	$-	$-	$-
Issuance of Common Stock:
for Services	6,100,000	6,100	9,900		16,000
for Cash	300,000	300	29,700		30,000

Net Loss				(15,025)	(15,025)

Balance, December 31, 2009	6,400,000	$6,400	$39,600	$(15,025)	$30,975

The accompanying notes are an integral part of these consolidated financial statements

SPECIALTY CONTRACTORS, INC. Notes to the Consolidated Financial Statements December 31, 2009

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

SPECIALTY CONTRACTORS, Inc. (“SPECIALTY”, the “Company”) was incorporated under the laws of the State of Nevada on November 18, 2009.  The Company operates as a contractor and performing specialty construction projects.

The Company operates on a calendar year-end.   The Company operates in only one business segment.

Basis of Accounting and Consolidation:

The Company prepares its financial statements on the accrual basis of accounting.  It has one subsidiary, Texas Deco Pierre, LLC. All intercompany balances and transactions are eliminated.  Investments in subsidiaries are reported using the equity method.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission (“SEC”) regulations.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles (“GAAP”). This new guidance created the FASB Accounting Standards Codification (“Codification”).  The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification became effective for the Company in its quarter ended December 31, 2009. As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company’s consolidated financial statements. On its effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.

SPECIALTY CONTRACTORS, INC. Notes to the Consolidated Financial Statements December 31, 2009

Cash and Cash Equivalents:

Cash and cash equivalents include cash and all highly liquid financial instruments with original maturities of three months or less at the date of purchase and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820, “Fair Value Measurements” (formerly SFAS No. 157, Disclosures About Fair Value of Financial  Instruments”),  the Company  calculates the fair value of its assets and  liabilities which qualify as financial  instruments  under this statement and includes this additional information in the notes to the financial statements  when the fair value is different  than the  carrying  value of those financial instruments.

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate  their fair values due to the short-term maturities of these instruments.  The carrying amount of the Company’s marketable securities and capital leases approximate fair value due to the stated interest rates approximating market rates.

Inventory:

Our proposed inventory policy is as follows. Inventory is comprised of goods purchased for resale; therefore the Company has no raw materials or work in process.  The Company uses the specific identification and FIFO (“First In, First Out”) methods for inventory tracking and valuation.    Inventory is stated at the lower of cost or market value.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections. The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write-offs are recorded at a time when a customer receivable is deemed uncollectible.

Fixed Assets:

Fixed assets are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.  Depreciation is calculated on a straight-line basis over five to seven years.

Revenue Recognition:

The Company records revenues from its fixed-price, long-term contracts using the percentage-of-completion method. Revenues are recorded based on construction costs incurred to date as a percentage of estimated total cost at completion. The percentage-of-completion, determined by using total costs incurred to date as a percentage of estimated total costs at completion, reflects the actual physical completion of the project. If the current projected costs on a fixed fee contract exceed projected revenue, the entire amount of the loss is recognized in the period such loss is identified.

SPECIALTY CONTRACTORS, INC. Notes to the Consolidated Financial Statements December 31, 2009

Cost of Goods Sold:

The types of costs included in Cost of Goods Sold are:

●	Direct material costs
●	Purchasing, receiving and inspection
●	Labor
●	Ingoing and outgoing freight
●	On site expenses
●	Costs of travel and lodging related to out of town jobs

Income Taxes:

The Company has adopted ASC 740-10 “Income Taxes” (formerly SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is equal to earnings per share (basic).

Recent Accounting Pronouncements:

In 2009, the FASB issued the following guidance:

SFAS No. 166:  "Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140", which will be integrated into the ASC upon the effective date, which is for the first annual or quarterly period after November 15, 2009.

SFAS No. 167:  "Accounting for Transfers of Financial Assets", which will be integrated into the ASC upon the effective date, which is for the first annual or quarterly period after November 15, 2009.

FSP No. FAS 107-1 and APB 28-1:  “Interim Disclosures about Fair Value of Financial Instruments”, which was codified into ASC 825.

FSP No. FAS 115-2 and FAS 124-2:  “Recognition and Presentation of Other-Than-Temporary Impairments”, which was codified into ASC 320-10-65-4.

FSP No. FAS 157-4:   “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which was codified into ASC 820-10-65-4.

Management has reviewed these new standards and believes that they will have no material impact on the financial statements of the Company.

SPECIALTY CONTRACTORS, INC. Notes to the Consolidated Financial Statements December 31, 2009

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Stock Based Compensation

Stock based compensation expense is recorded in accordance with ASC 505-50-05, Share-Based Payment, for stock and stock options awarded in return for services rendered. The expense is measured at the grant-date fair value of the award and recognized as compensation expense on a straight-line basis over the service period, which is the vesting period. The Company estimates forfeitures that it expects will occur and records expense based upon the number of awards expected to vest.

NOTE 2 – FIXED ASSETS

Fixed Assets at December 31, 2009 are as follows:

2009
Property & Equipment	$7,339
Less: Accumulated Depreciation	(146)
Total Fixed Assets	$7,193

The Company’s fixed assets are depreciated on a straight-line basis over the asset’s useful lives, ranging from five to seven years.   Depreciation expense was $146 for the period ended December 31, 2009.

NOTE 3 – LINE OF CREDIT

The Company has a line of credit (“LOC”) with GCG Ventures.  The LOC has a $50,000 credit limit, and bears an interest rate of 5% per annum, due May 31, 2012.  As of December 31, 2009, the amount outstanding under this line of credit was $11,700 plus accrued interest of $33.

The Company has pledged 100% of the receivables owned by Specialty Contractors, Inc. or its affiliates as collateral against this line of credit.

 NOTE 4 – EQUITY

The Company is authorized to issue 20,000,000 preferred shares at a par value of $.001 per share.  There were 0 and 0 shares issued and outstanding as of December 31, 2009.

The Company is authorized to issue 50,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.  There were 6,400,000 shares issued and outstanding as of December 31, 2009.

The Company issued 6,000,000 shares to its President for services on formation. The number of shares was valued at par.

The Company issued 100,000 shares in exchange for a $50,000 revolving line of credit, established to build the business. The number of shares was a negotiated number and valued at $0.10 per share.

The Company issued 300,000 shares for Thirty Thousand Dollars ($30,000) in cash, value was $0.10 per share.

The Company does not have any stock option plans or stock warrants.

SPECIALTY CONTRACTORS, INC. Notes to the Consolidated Financial Statements December 31, 2009

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company issued 6,000,000 shares of common stock to the President for services on formation of the Company, and paid the President $5,432 for services in 2009.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company leases office and warehouse space in Rockwall, Texas through June 2011 at a rate of $350 per month. Future lease obligations are $4,200 in 2010,  and $2,100 in 2011.

NOTE 7 – INCOME TAXES
Specialty Contractors, Inc. follows Statement of Financial Accounting Standards ASC 740, “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.
The provision for refundable Federal income tax consists of the following:

December 31, 2009

Refundable Federal income tax attributable to:
Current operations	$3,000
Less, change in valuation allowance	(3,000)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2009

Deferred tax asset attributable to:
Net operating loss carryover	$5,100
Effect of non-deductibility of stock compensation	(2,100)
Change in valuation allowance	(3,000)
Net deferred tax asset	$-
At December 31, 2009, Specialty Contractors, Inc. had an unused net operating loss carryover approximating $5,000 that is available to offset future taxable income and expires beginning in 2029.

SPECIALTY CONTRACTORS, INC. Notes to the Consolidated Financial Statements December 31, 2009

NOTE 8 – MAJOR CUSTOMERS

The Company performed work for the following customers that accounted for more than 10% of its revenues:

	$ Revenue	Percent of revenue

Customer A	$22,419	34%
Cistp,er B	$43,800	66%

NOTE 9 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit through December 31, 2009 totaling $15,025 and had working capital of $35,482.  Because of this accumulated deficit, the Company will require additional working capital to develop its business operations.

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2009.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity. Management may also consider reducing administrative costs. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or the Management cannot loan sufficient funds, the Company may not be able to continue its operations.

Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  NOTE 10 – SUBSEQUENT EVENTS

In February 2010, the FASB issued ASU 2010-09, which amends ASC 855-10, “Subsequent Events”, which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date.  In conjunction with the preparation of these consolidated financial statements, an evaluation of subsequent events was performed through the date the financial statements were issued.  No reportable subsequent events were noted.

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus.  If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter.  This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

TABLE OF CONTENTS
Prospectus Summary	2
Corporate Information	2
Summary Financial Data	2
Risk Factors	3
Forward Looking Statements	6
Dilution	6
Plan of Distribution	7
Use of Proceeds	8
Description of Business	10
Management’s Discussion and Plan of Operations	19
Description of Property	20
Director’s, Executive Officers and Significant Employees	21
Remuneration of Officers and Directors	21
Interest of Management and Others in Certain Transactions	22
Principal Shareholders	22
Significant Parties	23
Securities Being Offered	23
Relationship with Issuer of Experts Named in Registration Statement	24
Legal Proceedings	24
Changes In and Disagreements with Accountants on Accounting and FinancialDisclosure	24
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	24
Legal Matters	24
Experts	24
Dividend Policy
Capitalization	25
Transfer Agent	25
Financial Statements	F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutes, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Thirteen of our Articles of Incorporation states:

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing contained herein shall limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their resignation as a director.

Item 2.          Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company nor any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

	Minimum	Maximum

SEC Filing Fee	$64	$64
Printing and Engraving Expenses	1,000	5,000
Legal Fees and Expenses	2,500	15,500
Edgar Fees	2,800	2,800
Accounting Fees and Expenses	3,000	3,000
Blue Sky fees and Expenses	4,500	7,000
Miscellaneous	2,905	405
TOTAL	$16,769	$33,769

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.        Undertakings
1(a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:
         (1)    File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
                (i)     Include any prospectus required by section 10(a)(3) of the Securities Act; and
                (ii)    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii)    Include any additional or changed material information on the plan of distribution.
         (2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         (4)    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter ahs been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

Item 4.          Unregistered Securities Issued or Sold Within One Year

On November 25, 2009, the Company issued 6,000,000 shares of common stock in exchange for services to Charles Bartlett, our President and Sole Director. On November 30, 2009, we issued 300,000 shares of common stock for $30,000 cash and issued 100,000 shares for incentive to CGC Ventures to grant us a $50,000 line of credit. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in private transactions in November 2009, the individuals their respective shares for services or cash. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rockwall, State of Texas, on April 10, 2010.

Specialty Contractors, Inc.

By: /s/ Charles Bartlett
Charles Bartlett, Presiden

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ Charles Bartlett	President, Secretary, Treasurer, Director	April 10, 2010
Charles Bartlett

/s/ Charles Bartlett	Chief Executive Officer	April 10, 2010
Charles Bartlett

/s/ Charles Bartlett	Chief Financial Officer	April 10, 2010
Charles Bartlett

/s/ Charles Bartlett	Chief Accounting Officer	April 10, 2010
Charles Bartlett

Item 5.       Exhibits

                The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit
2.1	-Articles of Incorporation
2.4	-By Laws
3.1	-Specimen StockCertificate
4.1	-Form of Subscription
10.1	-Consent of LBB & Associates Ltd., LLP
11.1	-Opinion and Consent of The Law Offices of Bradley D. Harrison